                        ALTERNATIVE LOAN TRUST 2006-36T2
                                 Issuing Entity

                                FINAL TERM SHEET

                                  $734,911,293

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED OCTOBER 27, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-36T2 DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING NOVEMBER 27, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 1-A-1      $ 51,462,500         Floating
Class 1-A-2      $ 51,462,500(3)      Floating
Class 1-A-3      $ 65,000,000         5.75%
Class 1-A-4      $108,000,000         5.75%
Class 1-A-5      $ 49,980,769         6.50%
Class 1-A-6      $  6,519,231             (4)
Class 1-A-7      $ 40,733,000         6.25%(5)
Class 1-A-8      $  3,542,000             (4)
Class 1-A-9      $ 28,750,000         Floating
Class 1-A-10     $  6,250,000         Floating
Class 1-A-11     $ 29,416,400         6.00%
Class 1-A-12     $  3,350,000         6.00%
Class 1-A-13     $  1,410,000         6.00%
Class 1-A-14     $  2,350,000         6.00%
Class 1-A-15     $  2,900,000         6.00%
Class 1-A-16     $    600,000         6.00%

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)     RATE(2)
               ------------------   ------------
Class 1-X        $413,276,032(3)      Variable
Class 2-A-1      $210,817,000          6.25%
Class 2-A-2      $ 20,000,000          6.00%
Class 2-A-3      $ 20,000,000          6.50%
Class 2-A-4      $ 18,486,000          6.25%
Class 2-A-5      $ 30,570,000          6.00%
Class 2-A-6      $    670,000          6.00%
Class 2-A-7      $ 32,000,000(3)       0.25%
Class 2-A-8      $    760,000          6.00%
Class 2-X        $309,562,993(3)      Variable
Class PO         $    564,793              (4)
Class A-R        $        100          6.00%
Class M-1        $ 16,762,700         Variable
Class M-2        $  1,862,400         Variable
Class B-1        $  8,194,700         Variable
Class B-2        $  5,959,700         Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings are listed in the tables beginning on page 6 of this free writing prospectus.

(3) The Class 1-A-2, Class 2-A-7, Class 1-X and Class 2-X Certificates are interest-only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class 1-A-6, Class 1-A-8 and Class PO Certificates are principal only certificates and will not accrue interest.

(5) The Class 1-A-7 Certificates will have the benefit of an interest rate corridor contract. The Class 1-A-7 Certificates will be entitled to receive the yield supplement amount from payments, if any, under the corridor contract on or prior to the corridor contract termination date as described in this free writing prospectus.

ISSUING ENTITY

Alternative Loan Trust 2006-36T2, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

SPECIAL SERVICER

Litton Loan Servicing LP.

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of October 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about October 27, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Both loan groups will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance of the mortgage loans in both loan groups was approximately $744,968,434 and the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance                     $424,975,374
Geographic Concentrations in excess of 10%:
   California                                                  46.49%
Weighted Average Original LTV Ratio                            73.47%
Weighted Average Mortgage Rate                                 6.687%
Range of Mortgage Rates                              5.750% to 8.500%
Average Current Principal Balance                           $644,879
Range of Current Principal Balances           $418,000 to $3,990,000
Weighted Average Remaining Term to Maturity               360 months
Weighted Average FICO Credit Score                               707

LOAN GROUP 2

Aggregate Current Principal Balance                     $319,993,061
Geographic Concentrations in excess of 10%:
   California                                                  27.12%
   Florida                                                     10.33%
Weighted Average Original LTV Ratio                            70.24%
Weighted Average Mortgage Rate                                 7.083%
Range of Mortgage Rates                              5.750% to 9.375%
Average Current Principal Balance                           $622,555
Range of Current Principal Balances           $125,515 to $2,981,610
Weighted Average Remaining Term to Maturity               358 months
Weighted Average FICO Credit Score                               689

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL CLASS
                   CERTIFICATE                                         INITIAL     INITIAL      INITIAL
                BALANCE / INITIAL                                      RATING      RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                TYPE                (FITCH)(2)   (S&P)(2)   (MOODY'S)(2)
------------   ------------------   ------------------------------   ----------   --------   -------------
OFFERED CERTIFICATES
Class 1-A-1       $ 51,462,500       Senior/Floating Pass-Through        AAA         AAA          N/R
                                          Rate/Super Senior

Class 1-A-2       $ 51,462,500             Senior/Notional               AAA         AAA          N/R
                                     Amount/Interest-Only/Inverse
                                      Floating Pass-Through Rate

Class 1-A-3       $ 65,000,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                          Rate/Super Senior

Class 1-A-4       $108,000,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                          Rate/Super Senior

Class 1-A-5       $ 49,980,769        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                       Rate/Aggregate Scheduled
                                               Balance

Class 1-A-6       $  6,519,231             Senior/Principal              AAA         AAA          N/R
                                       Only/Aggregate Scheduled
                                               Balance

Class 1-A-7       $ 40,733,000       Senior/Variable Pass-Through        AAA         AAA          Aaa
                                       Rate/Aggregate Scheduled
                                         Balance/Super Senior

Class 1-A-8       $  3,542,000             Senior/Principal              AAA         AAA          N/R
                                       Only/Aggregate Scheduled
                                               Balance

Class 1-A-9       $ 28,750,000       Senior/Floating Pass-Through        AAA         AAA          N/R
                                            Rate/Companion

Class 1-A-10      $  6,250,000         Senior/Inverse Floating           AAA         AAA          N/R
                                     Pass-Through Rate/Companion

Class 1-A-11      $ 29,416,400        Senior/Fixed Pass-Through          AAA         AAA          Aaa
                                        Rate/NAS/Super Senior

Class 1-A-12      $  3,350,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 1-A-13      $  1,410,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 1-A-14      $  2,350,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 1-A-15      $  2,900,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

                  INITIAL CLASS
                   CERTIFICATE                                         INITIAL     INITIAL      INITIAL
                BALANCE / INITIAL                                      RATING      RATING        RATING
    CLASS      NOTIONAL AMOUNT(1)                TYPE                (FITCH)(2)   (S&P)(2)   (MOODY'S)(2)
------------   ------------------   ------------------------------   ----------   --------   -------------
Class 1-A-16      $    600,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 1-X         $413,276,032             Senior/Notional               AAA         AAA          N/R
                                    Amount/Interest-Only/Variable
                                          Pass-Through Rate

Class 2-A-1       $210,817,000      Senior/Fixed Pass-Through Rate       AAA         AAA          N/R

Class 2-A-2       $ 20,000,000      Senior/Fixed Pass-Through Rate       AAA         AAA          N/R

Class 2-A-3       $ 20,000,000      Senior/Fixed Pass-Through Rate       AAA         AAA          N/R

Class 2-A-4       $ 18,486,000        Senior/Fixed Pass-Through          AAA         AAA          Aaa
                                          Rate/Super Senior

Class 2-A-5       $ 30,570,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                        Rate/NAS/Super Senior

Class 2-A-6       $    670,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 2-A-7       $ 32,000,000             Senior/Notional               AAA         AAA          N/R
                                      Amount/Interest-Only/Fixed
                                          Pass-Through Rate

Class 2-A-8       $    760,000        Senior/Fixed Pass-Through          AAA         AAA          N/R
                                           Rate/NAS/Support

Class 2-X         $309,562,993             Senior/Notional               AAA         AAA          N/R
                                    Amount/Interest-Only/Variable
                                          Pass-Through Rate

Class PO          $    564,793             Senior/Principal              AAA         AAA          N/R
                                            Only/Component

Class A-R         $        100             Senior/Residual               AAA         AAA          N/R

Class M-1         $ 16,762,700           Subordinate/Variable             AA         AA           N/R
                                          Pass-Through Rate

Class M-2         $  1,862,400           Subordinate/Variable             AA         AA-          N/R
                                          Pass-Through Rate

Class B-1         $  8,194,700           Subordinate/Variable             A          N/R          N/R
                                          Pass-Through Rate

Class B-2         $  5,959,700           Subordinate/Variable            BBB         N/R          N/R
                                          Pass-Through Rate

NON-OFFERED CERTIFICATES(3)
Class B-3         $  3,724,900           Subordinate/Variable
                                          Pass-Through Rate

Class B-4         $  3,352,300           Subordinate/Variable
                                          Pass-Through Rate

Class B-5         $  2,979,941           Subordinate/Variable
                                          Pass-Through Rate

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                        INTEREST
                                                                         ACCRUAL
    CLASS         PASS-THROUGH RATE          INTEREST ACCRUAL PERIOD   CONVENTION
------------   ---------------------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class 1-A-1         LIBOR + 0.32% (1)                   (2)            30/360 (3)
Class 1-A-2         7.18% - LIBOR (1)                   (2)            30/360 (3)
Class 1-A-3               5.75%                 calendar month (4)     30/360 (3)
Class 1-A-4               5.75%                 calendar month (4)     30/360 (3)
Class 1-A-5               6.50%                 calendar month (4)     30/360 (3)
Class 1-A-6                (5)                          N/A                N/A
Class 1-A-7               6.25%                 calendar month (4)     30/360 (3)
Class 1-A-8                (5)                          N/A                N/A
Class 1-A-9         LIBOR + 0.90% (1)                   (2)            30/360 (3)
Class 1-A-10   28.06% - (4.60 x LIBOR) (1)              (2)            30/360 (3)
Class 1-A-11              6.00%                 calendar month (4)     30/360 (3)
Class 1-A-12              6.00%                 calendar month (4)     30/360 (3)
Class 1-A-13              6.00%                 calendar month (4)     30/360 (3)
Class 1-A-14              6.00%                 calendar month (4)     30/360 (3)
Class 1-A-15              6.00%                 calendar month (4)     30/360 (3)
Class 1-A-16              6.00%                 calendar month (4)     30/360 (3)
Class 2-A-1               6.25%                 calendar month (4)     30/360 (3)
Class 2-A-2               6.00%                 calendar month (4)     30/360 (3)
Class 2-A-3               6.50%                 calendar month (4)     30/360 (3)
Class 2-A-4               6.25%                 calendar month (4)     30/360 (3)
Class 2-A-5               6.00%                 calendar month (4)     30/360 (3)
Class 2-A-6               6.00%                 calendar month (4)     30/360 (3)
Class 2-A-7               0.25%                 calendar month (4)     30/360 (3)
Class 2-A-8               6.00%                 calendar month (4)     30/360 (3)
Class 1-X                  (6)                  calendar month (4)     30/360 (3)
Class 2-X                  (7)                  calendar month (4)     30/360 (3)
Class A-R                 6.00%                 calendar month (4)     30/360 (3)
Class PO                   (5)                          N/A                N/A
Class M-1                  (8)                  calendar month (4)     30/360 (3)
Class M-2                  (8)                  calendar month (4)     30/360 (3)
Class B-1                  (8)                  calendar month (4)     30/360 (3)
Class B-2                  (8)                  calendar month (4)     30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3                  (8)                  calendar month (4)     30/360 (3)
Class B-4                  (8)                  calendar month (4)     30/360 (3)
Class B-5                  (8)                  calendar month (4)     30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap.

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The Class 1-A-6, Class 1-A-8 and Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(6) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 1 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

     - 6.25% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 2 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that distribution date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                CLASSES/COMPONENTS OF
       DESIGNATION                  CERTIFICATES
-------------------------   ----------------------------
     Group 1 Senior          Class 1-A-1, Class 1-A-2,
      Certificates           Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                             Class 1-A-7, Class 1-A-8,
                             Class 1-A-9, Class 1-A-10,
                             Class 1-A-11, Class 1-A-12,
                             Class 1-A-13, Class 1-A-14,
                             Class 1-A-15, Class 1-A-16,
                             Class 1-X and Class A-R
                             Certificates and Class PO-1
                                      Component

     Group 2 Senior          Class 2-A-1, Class 2-A-2,
      Certificates           Class 2-A-3, Class 2-A-4,
                             Class 2-A-5, Class 2-A-6,
                             Class 2-A-7, Class 2-A-8
                             and Class 2-X Certificates
                             and Class PO-2 Component

                                CLASSES/COMPONENTS OF
       DESIGNATION                  CERTIFICATES
-------------------------   ----------------------------
Senior Certificate Group     Each of the Group 1 Senior
                            Certificates and the Group 2
                                 Senior Certificates

   Senior Certificates       Group 1 Senior Certificates
                                 and Group 2 Senior
                                    Certificates

Subordinated Certificates     Class M Certificates and
                                Class B Certificates

   LIBOR Certificates         Class 1-A-1, Class 1-A-2,
                            Class 1-A-9 and Class 1-A-10
                                    Certificates

  Class X Certificates         Class 1-X and Class 2-X
                                    Certificates

  Class M Certificates         Class M-1 and Class M-2
                                    Certificates

  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

     Notional Amount          Class 1-A-2, Class 2-A-7,
      Certificates             Class 1-X and Class 2-X
                                    Certificates

  Class PO Certificates       Class PO-1 and Class PO-2
                                     Components

  Offered Certificates       Senior Certificates, Class
                             M, Class B-1 and Class B-2
                                    Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R and Class 2-A-4 Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class 2-A-4 Certificates

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on November 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in December 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-6, Class 1-A-8 and Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACT

The Class 1-A-7 Certificates will have the benefit of an interest rate corridor contract, which will be entered into by the issuing entity on the closing date. On or prior to the corridor contract termination date, amounts received by the trustee in respect of the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-7 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.60%, with a ceiling of 9.35%.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.00% and 6.25%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee, the special servicing fee and additional servicing compensation due to the master servicer or the special servicer, as applicable;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than any mortgage loan that is being specially serviced by the special servicer). The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Special Servicing Fee:

The special servicer will be paid a monthly fee (referred to as the special servicing fee) with respect to each mortgage loan specially serviced by it equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate.

Additional Servicing Compensation:

The master servicer and the special servicer are also entitled to receive, as additional servicing compensation, excess proceeds, all late payment fees, assumption fees and other similar charges including prepayment charges on the mortgage loans that each services. The master servicer is also entitled to receive all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee, the special servicing fee and the additional servicing compensation described above will be paid to the master servicer or the special servicer, as applicable, from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, pro rata, the group 1 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) concurrently:

     (a) 14.2857142857% to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

     (b) 85.7142857143% in the following order of priority:

          (i) up to $1,000 on each distribution date, to the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9 and Class 1-A-10 Certificates, in the following order of priority:

               (A) up to $500 on each distribution date, concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (B) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate scheduled balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

               (C) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (D) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, without regard to their aggregate scheduled balance for that distribution date, until their respective class certificate balances are reduced to zero;

          (ii) up to $2,000,000 on each distribution date, to the Class 1-A-3 and Class 1-A-4 Certificates, in the following order of priority:

               (A) up to $1,000 on each distribution date, to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero;

               (B) up to $500,000 on each distribution date, to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero;

               (C) up to $999,000 on each distribution date, to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero; and

               (D) sequentially, to the Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate scheduled balance for that distribution date;

          (iv) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (v) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, without regard to their aggregate scheduled balance for that distribution date, until their respective class certificate balances are reduced to zero; and

          (vi) sequentially, to the Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

Sequentially:

(1) concurrently, to the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates, pro rata, the group 2 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(2) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(3) to the Class 2-A-4 Certificates, until its class certificate balance is reduced to zero; and

(4) concurrently, to the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, until their class certificate balances are reduced to zero, except that the non-PO percentage of (i) any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 1-A-7 and Class 1-A-11 Certificates will instead be allocated to the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, respectively, until their respective class certificate balances are reduced to zero and (ii) any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-4 and Class 2-A-5 Certificates will instead be allocated to the Class 2-A-8 and Class 2-A-6 Certificates, respectively, until their respective class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contract and the assets in the corridor contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-7 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                            PERCENT OF                        WEIGHTED     WEIGHTED     WEIGHTED
                                                             MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                              NUMBER OF      AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE    TO MATURITY    CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS       OUTSTANDING       GROUP 1    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
-----------------             ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.750 ......................       1      $    520,000.00       0.12%       520,000.00           360          655         80.00
5.780 ......................       1           519,506.60       0.12        519,506.60           359          627         89.97
6.000 ......................       4         2,348,050.00       0.55        587,012.50           360          658         70.72
6.125 ......................      16         8,311,784.54       1.96        519,486.53           360          692         76.34
6.250 ......................      30        18,247,756.51       4.29        608,258.55           360          700         72.20
6.375 ......................      76        46,149,356.87      10.86        607,228.38           360          709         74.10
6.385 ......................       1           422,644.63       0.10        422,644.63           359          634         90.00
6.430 ......................       1           464,000.16       0.11        464,000.16           359          651         90.00
6.460 ......................       1           550,000.00       0.13        550,000.00           359          657         83.97
6.500 ......................     147        95,566,291.03      22.49        650,110.82           360          707         73.46
6.595 ......................       2         1,101,000.00       0.26        550,500.00           360          629         83.61
6.620 ......................       1           500,000.00       0.12        500,000.00           360          625         84.46
6.625 ......................      87        54,299,057.99      12.78        624,127.10           360          719         73.55
6.750 ......................      93        66,101,791.55      15.55        710,771.95           360          706         70.91
6.875 ......................     105        68,386,900.92      16.09        651,303.82           360          709         75.21
7.000 ......................      38        23,023,897.20       5.42        605,892.03           360          714         71.31
7.125 ......................      19        13,298,712.00       3.13        699,932.21           360          698         74.81
7.250 ......................       8         7,262,869.46       1.71        907,858.68           360          707         70.77
7.375 ......................      11         6,673,134.06       1.57        606,648.55           359          705         74.35
7.500 ......................       7         4,139,715.76       0.97        591,387.97           359          697         80.67
7.625 ......................       3         2,492,500.00       0.59        830,833.33           360          709         68.84
7.750 ......................       2         1,379,364.79       0.32        689,682.40           359          655         80.00
7.875 ......................       2         1,240,001.94       0.29        620,000.97           359          740         77.26
8.000 ......................       1           979,500.00       0.23        979,500.00           360          756         65.30
8.125 ......................       1           461,697.79       0.11        461,697.79           359          714        100.00
8.500 ......................       1           535,840.00       0.13        535,840.00           360          728         45.60
                                 ---      ---------------     ------
   TOTAL ...................     659      $424,975,373.80     100.00%
                                 ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.684% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.687% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT                           WEIGHTED
                                                                OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                     OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PRINCIPAL BALANCES ($)              LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------    --------  ---------------  --------  ------------  --------  ---------  --------  -------------
400,000.01 - 450,000.00 ........      86    $ 37,446,906.12     8.81%    435,429.14    6.628      360        705        75.63
450,000.01 - 500,000.00 ........     153      72,868,480.75    17.15     476,264.58    6.659      360        696        76.53
500,000.01 - 550,000.00 ........     106      55,639,724.24    13.09     524,903.06    6.686      360        702        76.77
550,000.01 - 600,000.00 ........      70      40,664,991.82     9.57     580,928.45    6.689      360        704        76.87
600,000.01 - 650,000.00 ........      79      50,024,716.53    11.77     633,224.26    6.658      360        703        76.11
650,000.01 - 700,000.00 ........      26      17,828,944.65     4.20     685,728.64    6.813      360        715        74.65
700,000.01 - 750,000.00 ........      21      15,387,863.88     3.62     732,755.42    6.720      360        713        74.14
750,000.01 - 1,000,000.00 ......      73      65,693,556.64    15.46     899,911.73    6.695      360        705        67.77
1,000,000.01 - 1,500,000.00 ....      29      36,173,869.42     8.51   1,247,374.81    6.622      360        732        68.82
$1,500,000.01 -  2,000,000.00 ..      10      17,916,319.75     4.22   1,791,631.98    6.832      360        713        62.10
2,000,000.01 and Above .........       6      15,330,000.00     3.61   2,555,000.00    6.833      360        740        70.80
                                     ---    ---------------   ------
   TOTAL .......................     659    $424,975,373.80   100.00%
                                     ===    ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $644,879.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES     LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------   --------  ---------------  --------  ------------  --------  ---------  --------  -------------
619 and Below ..............       1    $    435,000.00     0.10%   435,000.00     6.875      360        608        57.24
620 - 639 ..................      60      32,861,590.60     7.73    547,693.18     6.633      360        631        77.82
640 - 659 ..................      72      41,781,358.15     9.83    580,296.64     6.571      360        651        73.92
660 - 679 ..................      74      48,738,836.28    11.47    658,632.92     6.699      360        670        70.55
680 - 699 ..................     104      69,976,651.60    16.47    672,852.42     6.721      360        690        72.07
700 - 719 ..................     120      74,195,562.06    17.46    618,296.35     6.745      360        708        74.33
720 and Above ..............     228     156,986,375.11    36.94    688,536.73     6.683      360        758        73.62
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 707.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------               --------  ---------------  --------  ------------  --------  ---------  --------  -------------
CLUES Plus .................       3    $  1,587,100.00     0.37%   529,033.33     6.533      360        649        74.44
Full/Alternative ...........     162      99,339,254.89    23.38    613,205.28     6.608      360        662        74.48
Preferred ..................      11       7,356,118.38     1.73    668,738.03     6.433      360        764        67.61
Reduced ....................     483     316,692,900.53    74.52    655,678.88     6.719      360        721        73.29
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL             MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      --------  ---------------  --------  ------------  --------  ---------  --------  -------------
50.00 or Less ..............      28    $ 24,495,720.51     5.76%   874,847.16     6.666      360        711         40.83
50.01 - 55.00 ..............       9       7,565,440.00     1.78    840,604.44     6.764      360        701         53.24
55.01 - 60.00 ..............      22      16,231,466.54     3.82    737,793.93     6.611      360        708         57.95
60.01 - 65.00 ..............      30      20,725,209.62     4.88    690,840.32     6.723      360        696         63.10
65.01 - 70.00 ..............      47      39,179,527.11     9.22    833,606.96     6.737      360        714         68.50
70.01 - 75.00 ..............      90      67,959,817.29    15.99    755,109.08     6.747      360        711         73.37
75.01 - 80.00 ..............     409     235,971,644.92    55.53    576,947.79     6.660      360        709         79.53
80.01 - 85.00 ..............       7       3,793,745.00     0.89    541,963.57     6.819      360        636         83.97
85.01 - 90.00 ..............      15       7,956,576.28     1.87    530,438.42     6.581      359        653         89.07
95.01 - 100.00 .............       2       1,096,226.53     0.26    548,113.27     7.763      359        750        100.00
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 73.47%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL COMBINED    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------    --------  ---------------  --------  ------------  --------  ---------  --------  -------------
50.00 or Less ..............      26    $ 22,346,815.80     5.26%   859,492.92     6.654      360        712             40.43
50.01 to 55.00 .............       7       4,735,440.00     1.11    676,491.43     6.692      360        693             52.53
55.01 to 60.00 .............      23      16,761,371.25     3.94    728,755.27     6.608      360        708             57.44
60.01 to 65.00 .............      23      15,833,209.62     3.73    688,400.42     6.684      360        702             62.98
65.01 to 70.00 .............      44      37,050,027.11     8.72    842,046.07     6.743      360        713             68.48
70.01 to 75.00 .............      64      44,347,932.29    10.44    692,936.44     6.779      360        707             72.26
75.01 to 80.00 .............     199     123,357,917.77    29.03    619,889.03     6.618      360        706             78.76
80.01 to 85.00 .............      23      14,915,303.70     3.51    648,491.47     6.770      360        695             76.65
85.01 to 90.00 .............      98      60,082,499.65    14.14    613,086.73     6.654      360        699             79.23
90.01 to 95.00 .............      31      19,132,515.08     4.50    617,177.91     6.724      360        681             75.72
95.01 to 100.00 ............     121      66,412,341.53    15.63    548,862.33     6.756      360        726             79.85
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 79.43%.

(2) Takes into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                           LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                         --------  ---------------  --------  ------------  --------  ---------  --------  -------------
California .................     315    $197,571,273.33    46.49%    627,210.39    6.678      360        713        73.98
Florida ....................      36      26,138,335.40     6.15     726,064.87    6.651      360        713        75.92
Hawaii .....................       9      10,652,465.02     2.51   1,183,607.22    6.563      360        710        76.96
Illinois ...................      19      13,862,250.91     3.26     729,592.15    6.827      360        718        73.30
Maryland ...................      25      13,962,333.79     3.29     558,493.35    6.704      360        679        78.80
New Jersey .................      20      13,639,258.34     3.21     681,962.92    6.742      360        694        68.45
New York ...................      46      31,794,400.04     7.48     691,182.61    6.709      360        710        71.52
Texas ......................      14       8,675,093.25     2.04     619,649.52    6.848      360        704        75.66
Virginia ...................      22      12,044,292.63     2.83     547,467.85    6.702      360        694        74.96
Washington .................      17       9,291,622.09     2.19     546,566.01    6.476      360        703        73.45
Other (less than 2%) .......     136      87,344,049.00    20.55     642,235.65    6.697      360        699        71.42
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) The Other row in the preceding table includes 28 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.981% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Refinance (Cash-Out) .......     266    $170,074,168.44    40.02%   639,376.57     6.672      360        694        71.17
Purchase ...................     307     192,939,413.70    45.40    628,467.15     6.689      360        718        76.88
Refinance (Rate/Term) ......      86      61,961,791.66    14.58    720,485.95     6.723      360        709        69.19
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 --------  ---------------  --------  ------------  --------  ---------  --------  -------------
2 to 4 Family Residence ....      15    $ 13,328,400.00     3.14%    888,560.00    6.794      360        712        60.13
Cooperative ................       2       2,200,000.00     0.52   1,100,000.00    6.682      360        762        54.09
High-rise Condominium ......      27      17,518,202.38     4.12     648,822.31    6.593      360        752        76.28
Low-rise Condominium .......      20      12,151,424.83     2.86     607,571.24    6.681      360        719        76.83
Planned Unit Development ...     149      96,896,296.72    22.80     650,310.72    6.675      360        704        74.71
Single Family Residence ....     446     282,881,049.87    66.56     634,262.44    6.693      360        705        73.51
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Investment Property ........      38    $ 22,286,202.74     5.24%   586,479.02     6.988      360        733        70.38
Primary Residence ..........     590     378,196,329.40    88.99    641,010.73     6.670      360        705        73.75
Secondary Residence ........      31      24,492,841.66     5.76    790,091.67     6.681      360        726        72.02
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT
                                                            OF        AVERAGE              WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE    FICO      ORIGINAL
REMAINING TERM                MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)    SCORE     RATIO (%)
--------------------          --------  ---------------  --------  ------------  --------  --------  -------------
360 ........................     520    $340,981,348.20    80.24%   655,733.36     6.687      709        73.35
359 ........................     124      74,778,834.55    17.60    603,055.12     6.664      700        74.05
358 ........................       8       4,765,084.98     1.12    595,635.62     6.890      710        70.63
357 ........................       3       1,867,245.06     0.44    622,415.02     7.030      690        75.28
356 ........................       1         737,429.90     0.17    737,429.90     6.750      644        78.72
355 ........................       2       1,358,650.91     0.32    679,325.46     6.830      665        73.77
353 ........................       1         486,780.20     0.11    486,780.20     6.500      685        85.21
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO      ORIGINAL
INTEREST-ONLY PERIOD          MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------          --------  ---------------  --------  ------------  --------  ---------  --------  -------------
0 ..........................     310    $213,238,361.82    50.18%   687,865.68     6.720      360        708        72.00
120 ........................     349     211,737,011.98    49.82    606,696.31     6.654      360        707        74.96
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     FICO      ORIGINAL
PREPAYMENT CHARGE             MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                 LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------             --------  ---------------  --------  ------------  --------  ---------  --------  -------------

0 ..........................     650    $416,662,173.80    98.04%   641,018.73     6.685      360        707        73.48
36 .........................       1         460,000.00     0.11    460,000.00     6.500      359        743        74.80
60 .........................       8       7,853,200.00     1.85    981,650.00     6.820      360        717        73.20
                                 ---    ---------------   ------
   TOTAL ...................     659    $424,975,373.80   100.00%
                                 ===    ===============   ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                            PERCENT OF                        WEIGHTED     WEIGHTED     WEIGHTED
                                                             MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                              NUMBER OF      AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE    TO MATURITY    CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS       OUTSTANDING       GROUP 2    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
-----------------             ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.750 ......................       1      $    439,263.16       0.14%        439,263.16          350          N/A        80.00
6.125 ......................       2         1,613,667.51       0.50         806,833.76          351          763        49.31
6.250 ......................       4         2,052,991.00       0.64         513,247.75          360          695        63.82
6.375 ......................      12         6,324,145.33       1.98         527,012.11          358          686        68.98
6.500 ......................      33        18,645,486.78       5.83         565,014.75          359          687        70.45
6.625 ......................      37        23,463,367.51       7.33         634,145.07          355          710        68.15
6.750 ......................      72        46,506,281.23      14.53         645,920.57          358          698        66.19
6.875 ......................      98        58,564,301.18      18.30         597,594.91          359          683        69.32
6.970 ......................       1           544,500.00       0.17         544,500.00          360          760        90.00
6.990 ......................       1         1,020,000.00       0.32       1,020,000.00          358          793        51.00
7.000 ......................      48        28,098,264.77       8.78         585,380.52          359          695        66.57
7.125 ......................      37        24,969,763.21       7.80         674,858.47          358          690        72.29
7.250 ......................      35        23,130,822.69       7.23         660,880.65          359          674        71.99
7.375 ......................      29        17,468,545.63       5.46         602,363.64          358          671        69.31
7.500 ......................      25        15,908,091.56       4.97         636,323.66          359          684        68.80
7.625 ......................      25        16,795,254.80       5.25         671,810.19          358          675        76.07
7.705 ......................       1           522,500.00       0.16         522,500.00          360          712        95.00
7.750 ......................      16         9,962,499.30       3.11         622,656.21          359          701        77.79
7.875 ......................      13         9,368,047.34       2.93         720,619.03          359          682        79.08
7.990 ......................       1           663,200.00       0.21         663,200.00          358          667        78.00
8.000 ......................       6         3,529,037.22       1.10         588,172.87          359          666        76.96
8.080 ......................       1           458,553.77       0.14         458,553.77          357          791        86.70
8.125 ......................       5         3,278,951.12       1.02         655,790.22          359          651        78.85
8.250 ......................       2         1,111,600.00       0.35         555,800.00          359          726        78.74
8.500 ......................       2         1,526,349.00       0.48         763,174.50          360          648        75.78
8.750 ......................       2         1,058,000.00       0.33         529,000.00          359          650        83.62
9.000 ......................       2         1,227,100.00       0.38         613,550.00          360          685        83.81
9.125 ......................       1           650,000.00       0.20         650,000.00          359          669        76.47
9.375 ......................       2         1,092,476.43       0.34         546,238.22          359          720        81.69
                                 ---      ---------------     ------
   TOTAL ...................     514      $319,993,060.54     100.00%
                                 ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 7.080% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 7.083% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT                           WEIGHTED
                                                                OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                                   NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                     OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PRINCIPAL BALANCES ($)              LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------------    --------  ---------------  --------  ------------  --------  ---------  --------  -------------
 100,000.01 - 150,000.00 .......       1    $    125,515.42     0.04%    125,515.42    7.375      359        664        80.00
 400,000.01 - 450,000.00 .......      64      27,972,805.77     8.74     437,075.09    6.989      359        692        71.71
 450,000.01 - 500,000.00 .......     136      65,132,510.92    20.35     478,915.52    7.054      359        686        73.02
 500,000.01 - 550,000.00 .......      74      38,891,197.15    12.15     525,556.72    6.998      359        691        70.51
 550,000.01 - 600,000.00 .......      70      40,415,193.96    12.63     577,359.91    7.131      358        685        73.47
 600,000.01 - 650,000.00 .......      54      34,003,226.45    10.63     629,689.38    7.209      359        692        71.86
 650,000.01 - 700,000.00 .......      18      12,206,675.84     3.81     678,148.66    7.186      352        710        75.85
 700,000.01 - 750,000.00 .......      14      10,175,777.31     3.18     726,841.24    6.900      359        686        66.62
 750,000.01 - 1,000,000.00 .....      53      47,057,037.29    14.71     887,868.63    7.073      359        700        63.12
 1,000,000.01 - 1,500,000.00 ...      23      28,681,453.99     8.96   1,247,019.74    7.211      358        684        67.91
 1,500,000.01 - 2,000,000.00 ...       4       7,127,484.45     2.23   1,781,871.11    7.124      354        658        73.26
 2,000,000.01 and Above ........       3       8,204,181.99     2.56   2,734,727.33    6.935      355        645        61.75
                                     ---    ---------------   ------
   TOTAL .......................     514    $319,993,060.54   100.00%
                                     ===    ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $622,555.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES     LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------   --------  ---------------  --------  ------------  --------  ---------  --------  -------------
619 and Below ..............      14    $  8,334,077.13     2.60%   595,291.22     7.066      356        611        69.19
620 - 639 ..................      66      43,067,996.35    13.46    652,545.40     7.149      358        629        66.82
640 - 659 ..................     129      83,698,101.79    26.16    648,822.49     7.116      359        650        70.36
660 - 679 ..................      52      30,535,541.96     9.54    587,221.96     7.211      359        669        70.21
680 - 699 ..................      50      31,530,955.35     9.85    630,619.11     7.057      358        689        72.17
700 - 719 ..................      39      21,621,203.81     6.76    554,389.84     7.119      359        709        70.99
720 and Above ..............     148      90,641,834.08    28.33    612,444.82     6.993      358        761        70.26
Not Available ..............      16      10,563,350.07     3.30    660,209.38     6.982      358        N/A        76.79
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 689.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------               --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Full/Alternative ...........       9    $  5,743,830.66     1.79%   638,203.41     6.744      357        698        78.05
No Income/No Asset .........      74      40,844,004.45    12.76    551,946.01     7.213      359        728        66.57
No Ratio ...................     188     115,642,889.63    36.14    615,121.75     7.047      358        714        72.58
Reduced ....................     175     115,734,470.45    36.17    661,339.83     7.110      358        642        69.10
Stated Income/Stated
   Asset ...................      68      42,027,865.35    13.13    618,056.84     7.031      357        703        69.49
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL             MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      --------  ---------------  --------  ------------  --------  ---------  --------  -------------
50.00 or Less ..............      34    $ 22,585,523.98     7.06%   664,280.12     6.890      359        687         39.56
50.01 - 55.00 ..............      19      14,046,959.47     4.39    739,313.66     6.888      358        683         52.23
55.01 - 60.00 ..............      25      15,294,316.60     4.78    611,772.66     6.891      359        722         57.94
60.01 - 65.00 ..............      61      40,393,095.25    12.62    662,181.89     6.946      358        685         63.03
65.01 - 70.00 ..............      80      56,971,290.41    17.80    712,141.13     7.081      358        677         69.02
70.01 - 75.00 ..............      87      53,788,793.07    16.81    618,261.99     7.112      359        680         73.97
75.01 - 80.00 ..............     172      98,511,048.98    30.79    572,738.66     7.116      358        693         79.58
80.01 - 85.00 ..............       3       1,436,891.00     0.45    478,963.67     7.191      360        686         83.98
85.01 - 90.00 ..............      24      12,453,912.22     3.89    518,913.01     7.634      359        721         89.72
90.01 - 95.00 ..............       8       3,904,668.89     1.22    488,083.61     7.999      359        718         94.59
95.01 - 100.00 .............       1         606,560.67     0.19    606,560.67     7.625      359        730        100.00
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 70.24%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL COMBINED    MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------    --------  ---------------  --------  ------------  --------  ---------  --------  -------------
50.00 or Less ..............      31    $ 20,407,050.49     6.38%   658,291.95     6.871      358        689        39.75
50.01 to 55.00 .............      18      11,600,504.52     3.63    644,472.47     6.901      359        699        49.91
55.01 to 60.00 .............      24      17,127,563.42     5.35    713,648.48     6.872      358        706        56.97
60.01 to 65.00 .............      55      35,225,295.56    11.01    640,459.92     6.882      358        686        62.66
65.01 to 70.00 .............      78      53,214,312.20    16.63    682,234.77     7.040      358        678        68.59
70.01 to 75.00 .............      88      53,756,532.84    16.80    610,869.69     7.060      359        680        73.18
75.01 to 80.00 .............     132      81,159,177.79    25.36    614,842.26     7.072      357        692        78.34
80.01 to 85.00 .............       7       3,535,318.63     1.10    505,045.52     7.079      359        663        81.62
85.01 to 90.00 .............      45      24,867,509.17     7.77    552,611.31     7.546      359        699        83.83
90.01 to 95.00 .............      23      12,242,972.79     3.83    532,303.16     7.725      359        701        84.04
95.01 to 100.00 ............      13       6,856,823.13     2.14    527,447.93     7.426      359        702        81.77
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 72.20%.

(2) Takes into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                           LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                         --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Arizona ....................      14    $  8,246,526.78     2.58%   589,037.63     7.151      359        694        72.30
California .................     144      86,795,405.95    27.12    602,745.87     6.930      358        685        70.74
Florida ....................      50      33,039,389.69    10.33    660,787.79     7.137      358        675        69.55
Illinois ...................      11       7,060,312.43     2.21    641,846.58     7.389      358        676        71.95
Maryland ...................      26      16,385,739.19     5.12    630,220.74     7.090      359        691        67.81
Massachusetts ..............      19      12,337,354.86     3.86    649,334.47     7.227      358        697        69.35
Nevada .....................      18      10,456,397.31     3.27    580,910.96     7.084      358        701        76.82
New Jersey .................      22      16,048,642.05     5.02    729,483.73     7.167      358        665        65.33
New York ...................      40      23,995,271.58     7.50    599,881.79     7.241      359        688        70.88
Virginia ...................      20      11,595,532.85     3.62    579,776.64     6.899      359        701        72.90
Washington .................      15       9,020,408.37     2.82    601,360.56     7.063      359        720        68.86
Other (less than 2%) .......     135      85,012,079.48    26.57    629,719.11     7.132      358        694        69.98
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

----------
(1) The Other row in the preceding table includes 30 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.932% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Refinance (Cash-Out) .......     230    $145,469,877.71    45.46%   632,477.73     7.059      359        675        66.87
Purchase ...................     198     121,113,327.15    37.85    611,683.47     7.136      358        706        75.84
Refinance (Rate/Term) ......      86      53,409,855.68    16.69    621,044.83     7.030      358        692        66.74
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 --------  ---------------  --------  ------------  --------  ---------  --------  -------------
2 to 4 Family Residence ....       7    $  5,550,587.07     1.73%   792,941.01     7.233      359        724        65.57
High-rise Condominium ......       9       5,430,216.83     1.70    603,357.43     7.222      359        674        76.55
Low-rise Condominium .......      14       8,343,006.99     2.61    595,929.07     7.272      358        692        80.30
Planned Unit Development ...     108      64,638,582.01    20.20    598,505.39     7.048      358        702        73.20
Single Family Residence ....     376     236,030,667.64    73.76    627,741.14     7.080      358        685        69.04
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                           WEIGHTED
                                                            OF        AVERAGE               AVERAGE   WEIGHTED    WEIGHTED
                               NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                 OF        PRINCIPAL     LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      ORIGINAL
                              MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS     OUTSTANDING     GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                --------  ---------------  --------  ------------  --------  ---------  --------  -------------
Investment Property ........      21    $ 13,821,433.99     4.32%   658,163.52     7.330      359        725        67.97
Primary Residence ..........     462     282,979,395.37    88.43    612,509.51     7.066      358        686        70.65
Secondary Residence ........      31      23,192,231.18     7.25    748,136.49     7.147      358        700        66.62
                                 ---    ---------------   ------
   TOTAL ...................     514    $319,993,060.54   100.00%
                                 ===    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT OF                               WEIGHTED     WEIGHTED
                                                             MORTGAGE                      WEIGHTED   AVERAGE     AVERAGE
                              NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        AVERAGE    FICO       ORIGINAL
REMAINING TERM                 MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS       OUTSTANDING       GROUP 2    OUTSTANDING ($)   RATE (%)    SCORE     RATIO (%)
--------------------          ---------  -----------------  ----------  -----------------  --------  --------  -------------
360 ........................     195      $117,843,497.00      36.83%        604,325.63      7.051      684        69.76
359 ........................     211       123,395,115.90      38.56         584,810.98      7.124      695        71.61
358 ........................      38        25,096,141.22       7.84         660,424.77      7.170      706        67.27
357 ........................      27        15,070,205.15       4.71         558,155.75      7.082      698        68.53
356 ........................       8         6,520,465.49       2.04         815,058.19      7.203      659        70.54
355 ........................       9        10,604,010.37       3.31       1,178,223.37      7.192      665        69.48
354 ........................       9         6,750,798.38       2.11         750,088.71      7.109      659        74.57
353 ........................       5         5,096,946.80       1.59       1,019,389.36      6.857      637        62.17
352 ........................       3         1,600,033.35       0.50         533,344.45      6.552      696        74.29
351 ........................       1         2,000,000.00       0.63       2,000,000.00      6.625      691        80.00
350 ........................       2         1,294,356.59       0.40         647,178.30      6.824      635        74.64
349 ........................       2         1,846,429.58       0.58         923,214.79      6.628      714        69.42
348 ........................       1           553,905.96       0.17         553,905.96      6.750      613        80.00
347 ........................       2         1,631,817.51       0.51         815,908.76      6.543      746        48.99
224 ........................       1           689,337.24       0.22         689,337.24      6.625      792        80.00
                                 ---      ---------------     ------
   TOTAL ...................     514      $319,993,060.54     100.00%
                                 ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                         PERCENT OF                   WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                          MORTGAGE                     AVERAGE     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE      LOANS IN       AVERAGE       CURRENT REMAINING TERM   FICO      ORIGINAL
INTEREST-ONLY PERIOD          MORTGAGE PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
(MONTHS)                       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
--------------------         --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
0 ..........................    335     $209,765,133.35     65.55%      626,164.58      7.041        358         686       69.69
120 ........................    179      110,227,927.19     34.45       615,798.48      7.163        359         693       71.30
                                ---     ---------------    ------
   TOTAL ...................    514     $319,993,060.54    100.00%
                                ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                         PERCENT OF                   WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                          MORTGAGE                     AVERAGE     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE      LOANS IN       AVERAGE       CURRENT REMAINING TERM   FICO      ORIGINAL
PREPAYMENT CHARGE             MORTGAGE PRINCIPAL BALANCE    LOAN    PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
PERIOD (MONTHS)                LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
-----------------            --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
0 ..........................    472     $292,013,458.63     91.26%      618,672.58      7.083        358         690       70.45
12 .........................      6        3,908,750.00      1.22       651,458.33      7.466        360         673       67.45
36 .........................     11        6,393,299.69      2.00       581,209.06      7.129        359         706       67.73
60 .........................     25       17,677,552.22      5.52       707,102.09      6.993        359         657       68.30
                                ---     ---------------    ------
   TOTAL ...................    514     $319,993,060.54    100.00%
                                ===     ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-36T2 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 2-A-1,
Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 1-X, Class 2-X, Class PO, Class A-R, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                   CLASSES/COMPONENTS OF CERTIFICATES
         -----------                   ----------------------------------
 Group 1 Senior Certificates     Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                                 Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                                Class 1-A-15, Class 1-A-16, Class 1-X and Class
                                   A-R Certificates and Class PO-1 Component

 Group 2 Senior Certificates     Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                               Class 2-A-8 and Class 2-X Certificates and Class
                                                PO-2 Component

  Senior Certificate Group      Each of the Group 1 Senior Certificates and the
                                          Group 2 Senior Certificates

     Senior Certificates        Group 1 Senior Certificates and Group 2 Senior
                                                 Certificates

  Subordinated Certificates      Class M Certificates and Class B Certificates

     LIBOR Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-9 and Class
                                              1-A-10 Certificates

    Class X Certificates              Class 1-X and Class 2-X Certificates

    Class M Certificates              Class M-1 and Class M-2 Certificates

    Class B Certificates        Class B-1, Class B-2, Class B-3, Class B-4 and
                                            Class B-5 Certificates

Notional Amount Certificates   Class 1-A-2, Class 2-A-7, Class 1-X and Class 2-X
                                                 Certificates

    Class PO Certificates             Class PO-1 and Class PO-2 Components

    Offered Certificates       Senior Certificates, Class M, Class B-1 and Class
                                               B-2 Certificates

The certificates are generally referred to as the following types:

         CLASS                                        TYPE
         -----                                        ----
OFFERED CERTIFICATES

Class 1-A-1                    Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-2                      Senior/Notional Amount/Interest-Only/Inverse
                                          Floating Pass-Through Rate

Class 1-A-3                       Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-4                       Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-5                        Senior/Fixed Pass-Through Rate/Aggregate
                                               Scheduled Balance

Class 1-A-6                    Senior/Principal Only/Aggregate Scheduled Balance

Class 1-A-7                    Senior/Variable Pass-Through Rate/Aggregate
                                     Scheduled Balance/Super Senior

Class 1-A-8                    Senior/Principal Only/Aggregate Scheduled Balance

Class 1-A-9                       Senior/Floating Pass-Through Rate/Companion

Class 1-A-10                         Senior/Inverse Floating Pass-Through
                                                Rate/Companion

Class 1-A-11                    Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 1-A-12                      Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-13                      Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-14                       Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-15                      Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-16                      Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-X                        Senior/Notional Amount/Interest-Only/Variable
                                               Pass-Through Rate

Class 2-A-1                              Senior/Fixed Pass-Through Rate

Class 2-A-2                              Senior/Fixed Pass-Through Rate

Class 2-A-3                              Senior/Fixed Pass-Through Rate

Class 2-A-4                       Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-5                     Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 2-A-6                        Senior/Fixed Pass-Through Rate/NAS/Support

Class 2-A-7                       Senior/Notional Amount/Interest-Only/Fixed
                                               Pass-Through Rate

Class 2-A-8                        Senior/Fixed Pass-Through Rate/NAS/Support

Class 2-X                        Senior/Notional Amount/Interest-Only/Variable
                                               Pass-Through Rate

Class PO                                Senior/Principal Only/Component

Class A-R                                       Senior/Residual

Subordinated Certificates            Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class

B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $702,131,793 and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.25% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1.........................          2.25%
Class M-2.........................          0.25%
Class B-1.........................          1.10%
Class B-2.........................          0.80%
Class B-3.........................          0.50%
Class B-4.........................          0.45%
Class B-5.........................          0.40%

Calculation of CLASS Certificate Balance

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                          INITIAL
                         COMPONENT
DESIGNATION               BALANCE
-----------              ---------
Class PO-1 Component..    $275,080
Class PO-2 Component..    $289,713

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-2, Class 2-A-7, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-2 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-7 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 2-A-4 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 2-A-4 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee or special servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT
       (1)                    AMOUNT             GENERAL PURPOSE            SOURCE (2)              FREQUENCY
-----------------   --------------------------   ---------------   ----------------------------   ------------
FEES

Master Servicing    One-twelfth of the Stated    Compensation      Collections with respect to         Monthly
Fee / Master        Principal Balance of each                      each mortgage loan and any
Servicer            mortgage loan (other than                      liquidation proceeds or
                    a Specially Serviced                           Subsequent Recoveries
                    Mortgage Loan) multiplied
                    by the servicing fee rate
                    (3)

Special Servicing   One-twelfth of the Stated    Compensation      Collections with respect to         Monthly
Fee / Special       Principal Balance of each                      each Specially Serviced
Servicer            Specially Serviced                             Mortgage Loan and any
                    Mortgage Loan multiplied                       liquidation proceeds or
                    by the servicing fee rate                      Subsequent Recoveries
                    (3)

Additional          -     All late payment       Compensation      Payments made by obligors      Time to time
Servicing                 fees, assumption                         with respect to the mortgage
Compensation /            fees and other                           loans other than the
Master Servicer           similar charges                          Specially Serviced Mortgage
and Special               including prepayment                     Loans (in the case of the
Servicer                  charges                                  master servicer) or the
                                                                   Specially Serviced Mortgage
                                                                   Loans (in the case of the
                                                                   special servicer)

                    -     All investment         Compensation      Investment income related to        Monthly
                          income earned on                         the Certificate Account and
                          amounts on deposit                       Distribution Account (in the
                          in the Certificate                       case of the master servicer)
                          Account and                              or the Special Servicing
                          Distribution Account                     Account (in the case of the
                          (in the case of the                      special servicer)
                          master servicer) or
                          the Special
                          Servicing Account
                          (in the case of the
                          special servicer).

                    -     Excess Proceeds (4)    Compensation      Liquidation proceeds and       Time to time
                                                                   Subsequent Recoveries with
                                                                   respect to each Liquidated
                                                                   Mortgage Loan other than a
                                                                   Specially Serviced Mortgage
                                                                   Loan (in the case of the
                                                                   master servicer) or each
                                                                   Liquidated Mortgage Loan
                                                                   that is a Specially Serviced
                                                                   Mortgage Loan (in the case
                                                                   of the special servicer)

Trustee Fee (the    One-twelfth of the Trustee   Compensation      Amounts on deposit in the           Monthly
"Trustee Fee") /    Fee Rate multiplied by the                     Certificate Account or the
Trustee             aggregate Stated Principal                     Distribution Account
                    Balance of the outstanding
                    mortgage loans. (5)
EXPENSES

Insured expenses    Expenses incurred by the     Reimbursement     To the extent the expenses     Time to time
/ Master Servicer   master servicer and          of                are covered by an
and Special

TYPE / RECIPIENT
       (1)                    AMOUNT             GENERAL PURPOSE            SOURCE (2)              FREQUENCY
-----------------   --------------------------   ---------------   ----------------------------   ------------
Servicer            special servicer             Expenses          insurance policy with
                                                                   respect to the mortgage loan

Servicing           To the extent of funds       Reimbursement     With respect to each           Time to time
Advances / Master   available, the amount of     of Expenses       mortgage loan, late
Servicer and        any Servicing Advances.                        recoveries of the payments
Special Servicer                                                   of the costs and expenses,
                                                                   liquidation proceeds,
                                                                   Subsequent Recoveries,
                                                                   purchase proceeds or
                                                                   repurchase proceeds for that
                                                                   mortgage loan (6)

Indemnification     Amounts for which the        Indemnification   Amounts on deposit on the           Monthly
expenses / the      sellers, the master                            Certificate Account
Sellers, the        servicer, the special
Master Servicer,    servicer and depositor are
the Special         entitled to
Servicer and the    indemnification (7)
Depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the monthly master servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses. In addition, the special servicer is entitled to indemnification from the master servicer and Countrywide Home Loans, Inc. of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in November 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                                                               FORMULA FOR
                       INITIAL         MAXIMUM/MINIMUM     CALCULATION OF CLASS
CLASS             PASS-THROUGH RATE   PASS-THROUGH RATE      PASS-THROUGH RATE
-----             -----------------   -----------------   -----------------------
Class 1-A-1....         5.640%           7.50% /0.32%          LIBOR + 0.32%
Class 1-A-2....         1.860%           7.18% /0.00%          7.18% - LIBOR
Class 1-A-9....         6.220%           7.00% /0.90%          LIBOR + 0.90%
Class 1-A-10...         3.588%          28.06% /0.00%     28.06% - (4.60 x LIBOR)

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.4929541% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.25%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.6481772% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 1 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

     - 6.25% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 2 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.1073867% per annum.

     The Class 1-A-6, Class 1-A-8 and Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date on or prior to the Corridor Contract Termination Date on which LIBOR exceeds 5.60%, in addition to the interest entitlement described above, the Class 1-A-7 Certificates will be entitled to receive the yield supplement amount from payments under the Corridor Contract. See "--The Corridor Contract" in this free writing prospectus.

Allocation of Net Interest Shortfalls

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class 1-A-7 Certificates will have the benefit of an interest rate corridor contract with Bear Stearns Financial Products Inc. (the "Corridor Contract Counterparty"), which will be evidenced by a confirmation between the Corridor Contract Counterparty and the trustee on behalf of the issuing entity (the "Corridor Contract").

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the trustee and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to the Corridor Contract and any Distribution Date to and including the Distribution Date in February 2010 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

     (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 9.35% over (y) 5.60%,

     (ii) the lesser of (x) the Corridor Contract Notional Balance for the related Distribution Date and (y) the Class Certificate Balance of the Class 1-A-7 Certificates immediately prior to that Distribution Date, and

     (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the trustee for the benefit of the issuing entity will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the Class 1-A-7 Certificates.

     The Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 300% CPR.

     The "Corridor Contract Notional Balance" is as described in the following table:

                    CORRIDOR CONTRACT
     MONTH OF        NOTIONAL BALANCE
DISTRIBUTION DATE          ($)
-----------------   -----------------
November 2006....     40,733,000.00
December 2006....     40,462,967.91
January 2007.....     40,056,455.17
February 2007....     39,515,329.09
March 2007.......     38,841,815.93
April 2007.......     38,038,532.80
May 2007.........     37,108,482.89
June 2007........     36,055,049.02
July 2007........     34,881,985.16
August 2007......     33,593,406.16
September 2007...     32,193,775.53
October 2007.....     30,687,891.54
November 2007....     29,080,871.36
December 2007....     27,519,204.33
January 2008.....     26,002,045.67
February 2008....     24,528,566.26
March 2008.......     23,097,952.40
April 2008.......     21,709,405.50
May 2008.........     20,362,141.82
June 2008........     19,055,392.17
July 2008........     17,788,401.65

                    CORRIDOR CONTRACT
     MONTH OF        NOTIONAL BALANCE
DISTRIBUTION DATE          ($)
-----------------   -----------------
August 2008......     16,560,429.39
September 2008...     15,370,748.29
October 2008.....     14,218,644.78
November 2008....     13,103,418.51
December 2008....     12,024,382.19
January 2009.....     10,980,861.29
February 2009....      9,972,193.79
March 2009.......      8,997,730.03
April 2009.......      8,056,832.37
May 2009.........      7,148,875.08
June 2009........      6,273,244.02
July 2009........      5,429,336.49
August 2009......      4,616,561.00
September 2009...      3,834,337.04
October 2009.....      3,082,094.92
November 2009....      2,359,275.53
December 2009....      1,665,330.15
January 2010.....        999,720.29
February 2010....        361,917.46
March 2010 and
   thereafter....              0.00

     The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the issuing entity and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-7 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Class 1-A-7 Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. The Corridor Contract Counterparty is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the trustee, on behalf of the holders of the Class

1-A-7 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts will be distributed to the Class 1-A-7 Certificates to the extent necessary to pay the Yield Supplement Amount. Any remaining amounts will be distributed to Bear Stearns & Co. Inc. and will not be available to make payments on the Class 1-A-7 Certificates on that Distribution Date or any future Distribution Dates. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 1-A-7 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Bear Stearns & Co. Inc.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-7 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.35% over (ii) 5.60%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE           NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN          DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.25%    Net mortgage rate divided by 6.25%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.25%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.25% -- net mortgage rate)
                            divided by 6.25%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     Sequentially, to the following classes of certificates:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     (2) concurrently, to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

     (3) concurrently:

          (a) 14.2857142857% to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

          (b) 85.7142857143% in the following order of priority:

               (i) up to $1,000 on each Distribution Date, to the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9 and Class 1-A-10 Certificates, in the following order of priority:

                    (A) up to $500 on each Distribution Date, concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                    (B) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Scheduled Balance for that Distribution Date;

                    (C) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (D) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, without regard to their Aggregate Scheduled Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

               (ii) up to $2,000,000 on each Distribution Date, to the Class 1-A-3 and Class 1-A-4 Certificates, in the following order of priority:

                    (A) up to $1,000 on each Distribution Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

                    (B) up to $500,000 on each Distribution Date, to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

                    (C) up to $999,000 on each Distribution Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

                    (D) sequentially, to the Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (iii) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Scheduled Balance for that Distribution Date;

               (iv) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (v) concurrently, to the Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates, pro rata, without regard to their Aggregate Scheduled Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

               (vi) sequentially, to the Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

     (4) concurrently, to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     Sequentially, to the following classes of certificates:

     (1) concurrently, to the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

     (2) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     (3) to the Class 2-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

     (4) concurrently, to the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Group 1 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is aggregate the Class Certificate Balance of the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the mortgage loans in loan group 1 received in the Prepayment Period related to the prior Due
Date).

     "Group 2 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage.

     "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-5, Class 2-A-6 and Class 2-A-8 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the mortgage loans in loan group 2 received in the Prepayment Period related to the prior Due Date).

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and
(ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from October 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

               - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

               - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     For any Distribution Date on and prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                           Beneficial     Initial Credit        Original
                           Interest in      Enhancement     Applicable Credit
                         Issuing Entity        Level       Support Percentage
                         --------------   --------------   ------------------
Senior Certificates...       94.25%            5.75%               N/A
Class M-1.............        2.25%            3.50%              5.75%
Class M-2.............        0.25%            3.25%              3.50%
Class B-1.............        1.10%            2.15%              3.25%
Class B-2.............        0.80%            1.35%              2.15%
Class B-3.............        0.50%            0.85%              1.35%
Class B-4.............        0.45%            0.40%              0.85%
Class B-5.............        0.40%            0.00%              0.40%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

               - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of:

               - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

               - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

               - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

               - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

               - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, until their Class Certificate Balances are reduced to zero, except that the Non-PO Percentage of (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 1-A-7 and Class 1-A-11 Certificates will instead be allocated to the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero and (ii) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-4 and Class 2-A-5 Certificates will instead be allocated to the Class 2-A-8 and Class 2-A-6 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions.

     PRINCIPAL BALANCE
          SCHEDULE                       RELATED CLASSES OF CERTIFICATES
     -----------------                   -------------------------------
Aggregate Scheduled Balance   Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-8

     There is no assurance that the aggregate Class Certificate Balance of the Scheduled Balance Classes will conform on any Distribution Date to the Aggregate Scheduled Balance specified for such Distribution Date in the Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the Distribution Date specified therein. Because any excess of the amounts available for distribution of principal on these classes of certificates over the amount necessary to reduce their aggregate Class Certificate Balance to the amount set forth in the Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the rate used to prepare the Principal Balance Schedule, the amounts available for distribution of principal on these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the Principal Balance Schedule, even if prepayments occur at the rate specified above.

                           AGGREGATE
                       SCHEDULED BALANCE
DISTRIBUTION DATE             ($)
-----------------      -----------------
Initial.............     100,775,000.00
November 25, 2006...     100,106,430.30
December 25, 2006...      99,100,202.23
January 25, 2007....      97,760,935.58
February 25, 2007...      96,094,138.28
March 25, 2007......      94,106,285.07
April 25, 2007......      91,804,806.03
May 25, 2007........      89,198,070.35
June 25, 2007.......      86,295,365.49
July 25, 2007.......      83,106,871.75
August 25, 2007.....      79,643,632.05
September 25, 2007..      75,917,517.47
October 25, 2007....      71,941,188.06
November 25, 2007...      68,077,064.11
December 25, 2007...      64,323,055.55
January 25, 2008....      60,677,111.12
February 25, 2008...      57,137,217.72
March 25, 2008......      53,701,399.59
April 25, 2008......      50,367,717.70
May 25, 2008........      47,134,269.07
June 25, 2008.......      43,999,186.06
July 25, 2008.......      40,960,635.73
August 25, 2008.....      38,016,819.19
September 25, 2008..      35,165,971.03
October 25, 2008....      32,406,358.60
November 25, 2008...      29,736,281.48

                           AGGREGATE
                       SCHEDULED BALANCE
DISTRIBUTION DATE             ($)
-----------------      -----------------
December 25, 2008...      27,154,070.83
January 25, 2009....      24,658,088.87
February 25, 2009...      22,246,728.24
March 25, 2009......      19,918,411.46
April 25, 2009......      17,671,590.39
May 25, 2009........      15,504,745.65
June 25, 2009.......      13,416,386.15
July 25, 2009.......      11,405,048.49
August 25, 2009.....       9,469,296.51
September 25, 2009..       7,607,720.73
October 25, 2009....       5,818,937.89
November 25, 2009...       4,101,590.50
December 25, 2009...       2,454,346.23
January 25, 2010....         875,897.63
February 25, 2010
   and thereafter...               0.00